[LOGO OMITTED]
                                     HARSCH
                             INVESTMENT PROPERTIES

JANUARY 16, 2007

Amy Black                                   VIA FAX & MAIL:  lorne@digitalvm.com
c/o Lorne                                                    -------------------
VM Direct, LLC,                             Fax: (702)-967-0989
3035 E. Patrick Lane, Suite 4-11            Ofc: (702)-938-9300
Las Vegas, NV 89120

RE:  PROPOSAL TO LEASE SPACE AT PATRICK AIRPORT BUSINESS CENTER
     3035 E. PATRICK LANE, SUITE 4-10B, LAS VEGAS, NEVADA

Dear Ms. Black:

On behalf of Harsch Investment Properties - Nevada LLC, we thank you for giving us the opportunity to offer this proposal to expand and lease the above referenced property. We value your tenancy and are very enthusiastic about your continued tenancy with Harsch.

We are pleased to present you the following Proposal to lease the entire premises of +/-11,026 square feet for a period of Twelve (12) months at 3035 E. Patrick Lane, Suite 4-10B, Las Vegas, Nevada 89120. The terms and conditions of the proposal are as follows:

1.  Premises:                      Approximately  +/-11,026  square foot portion
    ---------                      of 3035 E. Patrick Lane,  Suite  4-1  OB, Las
                                   Vegas, Nevada. See Exhibit A for Premises located within, Building I at Patrick Airport
                                   Business  Center.

2.  Lease Term:                    Lease Term shall be for twelve (12) months,
    -----------                    commencing  February  1,  2007.

3.  Base Rent:                     The Base Rent shall be $1.35 per square foot
    ----------                     which  is  equivalent  to  $14,885.00  per
                                   month.

4.  Operating Expenses:            Tenant shall be responsible for it's pro rata
    -------------------            share  of  all  expenses  associated  with
                                   occupancy,  including  property  taxes,
                                   insurance, repairs, landscaping, parking lot, fire sprinklers, water, electrical, management, roof, HVAC etc. These expenses are currently estimated at $0.25 per square foot per month which is the equivalent of $2,757.00 per month. Tenant shall also be responsible for all individual expenses including, but not limited to electricity, repairs, telephone, etc.

                                   Excluded  from  the  Base  Rent  and
                                   Operating Expenses are the costs of Tenant's individual expenses including, but not limited to repairs, electricity, trash removal, gas, telephone, and data, water and sewer and any other separately metered services, waste disposal in excess of that provided by the Landlord, and taxes and insurance, which are the Tenant's direct responsibility. Tenant will be billed for Property taxes on a quarterly basis.

5.  Contingency:                   Prior to Lease execution and contingent upon
    ------------                   a  walk-through  with  Harsch  Investment
                                   Property Management, VM Direct, LLC (current sublessee) acknowledges that VM Direct, LLC shall be responsible for returning the space to its original condition and Public Market
                                   Venture shall be relieved of all obligations and liabilities arising after January 31, 2007, except that if Public Market Venture has damaged the Premises or Landlord's property while vacating the space, upon written notice from Landlord, Public Market
                                   Venture is liable for making prompt payment to landlord for the reasonable cost of repairs. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property,
                                   Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at VM
                                   Direct,  LLC,  sole  expense.

6.  Alterations:                   Notwithstanding the foregoing, at Landlord's
    ------------                   option  (but  without  obligation),  all  or
                                   any portion of the Alterations shall be performed by Landlord for Tenant's account and Tenant shall pay Landlord's estimate of the cost thereof (including a reasonable charge for Landlord's overhead and profit) prior to commencement of the work. In addition, at

Patrick Airport Business Center
VM Direct, LLC, - Proposal to Lease 3035 E. Patrick Lane, Suite 4-1 OB January 16, 2007

                                   Landlord's election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

                                   VM  Direct,  LLC,  shall  give  Landlord  a
                                   written  notice  with  at  least  ten  (10)
                                   business days before beginning construction of any Alteration. The written notice shall include the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

7.  Access:                        Tenant  shall  be  granted  twenty-four  (24)
    -------                        hour, seven (7) day per week  access  to  the
                                   Premises.

8.  First Months Rent
      And Security Deposit:        Upon execution of a formal Lease document,
      ---------------------        Tenant  shall  pay  Landlord  a  Security
                                   Deposit in the amount of $14,885.00 as well as the first months rent $17,642.00, including estimated NNN charges for a total of $32,523.00.

9.  Use:                           Tenant shall use  the  Premises,  subject  to
    ----                           all  applicable  governmental  laws,
                                   ordinances and regulations for general offices for an internet marketing company focused on the use of streaming media and for no other purpose.

                                   Landlord  makes  no  representations
                                   concerning the suitability of the Premises for Tenant's intended use. Tenant shall be responsible for confirming with the appropriate City of Las Vegas offices that its intended use is permissible in the Premises.

10.  Corporate Identification:     Tenant will be allowed Building Standard
     -------------------------     signage  on  the  building  and  Project
                                   monument subject to approval by the Landlord and in accordance with the provisions in the Lease and City/County code. Tenant shall be responsible for all costs related to installation, maintenance and removal of
                                   Tenant  signage.

11.  Insurance:                    Prior to occupying the Premises, Tenant shall
     ----------                    provide  Landlord  with  an  insurance
                                   certificate  as  provided  for  in  the Lease
                                   Agreement.

12.  Parking:                      Landlord to provide unreserved parking spaces
     --------                      for  the  Tenant  per  the  City of Las Vegas
                                   code.

13.  Disclosure:                   Landlord and Tenant agree that the terms set
     -----------                   forth  herein  are  intended  merely  as  an
                                   outline for negotiation of a potential lease transaction to be documented by formal written agreement, and only reflect our present understanding of the discussions we have had regarding the terms and conditions of the proposed transaction. Landlord and Tenant agree that in no event does this Proposal constitute a formal or binding agreement and that the provisions hereof are not binding on either party. Upon Landlord's receipt of a copy of this Proposal signed by Tenant, Landlordwill arrange for its counsel to prepare a lease agreement (the "Lease") reflecting the terms and conditions contained herein. The legal rights and obligations of Landlord and Tenant shall be only those which are set forth in such definitive Lease when and if executed and delivered by both
                                   Landlord and Tenant. Notwithstanding any provision to the contrary contained herein, this Letter shall not constitute an agreement to negotiate and solely constitutes an outline of the terms of negotiation. Landlord and Tenant each acknowledge and agree that each party is proceeding with negotiations related to the proposed transaction at its sole cost and expense (which may involve substantial transaction costs) and that either party may terminate negotiations for any reason, at any time, without any liability or obligation whatsoever.

14.  Expiration of Proposal:       This Proposal shall become null and void if
     -----------------------       not  accepted  prior  to  5:00  p.m.  on
                                   Tuesday,  January  23,  2007.

Patrick Airport Business Center
VM Direct, LLC, - Proposal to Lease 3035 E. Patrick Lane, Suite 4-1 OB January 16, 2007

Sincerely,

/s/Stacy Mbithi

Stacy Mbithi
Leasing Representative

cc: Keitha Williams- Regional Leasing Director / Harsch Investment Properties John Ramous- Vice President Operations/Harsch Investment Properties
     Kent Williams, General Manager/ Harsch Investment Properties
     Natali Steil, Senior Property Manager / Harsch Investment Properties
     Sarah Mullins - Property Assistant / Harsch Investment Properties

ACCEPTED AND AGREED TO THIS _____ DAY OF ______________, 2007.

TENANT:
VM DIRECT, LLC, A NEVADA LIMITED LIABILITY COMPANY

By:___________________________

Name:_________________________

Title:________________________

Date:_________________________